    As filed with the Securities and Exchange Commission on November 30, 2004
                           Registration No. 333-120411

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          AMENDMENT NO. 1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

-----------------------------------------------------------------  -----------------------------------------------------------------
                TREASURE MOUNTAIN HOLDINGS, INC.                                          VYTERIS HOLDINGS, INC.
   (Name of small business issuer as specified in its charter)        (Name of small business issuer as specified in its charter)

Nevada                                               84-1394211       Delaware                                          Applied For
(State or             2834                     (I.R.S. Employer       (State or           2834                     (I.R.S. Employer
jurisdiction of       (Primary Standard     Identification no.)       jurisdiction of     (Primary Standard     Identification no.)
incorporation         Industrial Classification                       incorporation       Industrial Classification
or organization)      Code Number)                                    or organization)    Code Number)

                     13-01 Pollitt Drive                                                 13-01 Pollitt Drive
                  Fair Lawn, New Jersey 07410                                         Fair Lawn, New Jersey 07410
                        201-703-2299                                                        201-703-2299
               (Address and telephone number of                                    (Address and telephone number of
                 principal executive offices)                                        principal executive offices)

                     13-01 Pollitt Drive                                                 13-01 Pollitt Drive
                  Fair Lawn, New Jersey 07410                                         Fair Lawn, New Jersey 07410
                        (Address of                                                         (Address of
                 principal place of business or                                      principal place of business or
             intended principal place of business)                               intended principal place of business)

-----------------------------------------------------------------  -----------------------------------------------------------------

                             Mr. Michael McGuinness
                             Chief Financial Officer
                        Treasure Mountain Holdings, Inc.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                  201-703-2299
                       (Name, address and telephone number
                              of agent for service)

                                 with a copy to

                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                                 --------------

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

        This Amendment No. 1 amends and supplements the Registration Statement on Form SB-2 (No. 333-120411) initially filed with the Securities and Exchange Commission on November 12, 2004 (the "REGISTRATION STATEMENT") by each of Treasure Mountain Holdings, Inc. and Vyteris Holdings, Inc., relating to the registration of (i) shares of Treasure Mountain Holdings common stock that may be offered for resale by the selling stockholders named therein and their transferees and (ii) shares of Vyteris Holdings common stock that may be offered for resale by such selling stockholders and transferees after our reincorporation merger is effected, in lieu of the resale of Treasure Mountain shares which would then no longer be outstanding. Terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        The sole purpose of this Amendment No. 1 is to amend Item 27.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        VYTERIS HOLDINGS, INC. (DELAWARE)

        Under Section 145 of the Delaware General Corporation Law (DGCL), a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in good faith and in a manner he believed to be in (or not opposed to) the interests of the corporation, and, in the case of a criminal proceeding, he had no reason to believe his conduct was unlawful. Our certificate of incorporation provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee, manager or agent of another entity, against certain liabilities, costs and expenses. It further permits us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

        Our Certificate of Incorporation contains the following provision regarding limitation of liability of our directors and officers:

        "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director."

TREASURE MOUNTAIN HOLDINGS (NEVADA)

        The Nevada Corporation Code grants to Treasure Mountain Holdings the power to indemnify the officers and directors of Treasure Mountain Holdings, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Treasure Mountain Holdings and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

        Article IX of the Treasure Mountain Holdings Certificate of Incorporation provides as follows:

        "To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities."

        The registration rights agreement contains provisions pursuant to which each selling stockholder severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the Securities Act of 1933, or Section 20 of the Securities Exchange Act of 1934, each of our directors, and each officer of our company who signs this registration statement with respect to information relating to such selling stockholder furnished in writing to us by or on behalf of such selling stockholder specifically for inclusion in this registration statement.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

        Item                                             Amount
        ----                                           ----------

        SEC registration fee.........................  $    5,691
        Printing and engraving expenses..............      20,000
        Legal fees and expenses......................     175,000
        Accounting fees and expenses.................      50,000
        Transfer agent and registrar fees............       5,000
        Miscellaneous................................      24,309
                                                       ----------
          Total......................................  $  280,000
                                                       ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

        During the three years preceding the filing of this registration statement, Treasure Mountain Holdings sold shares of its capital stock in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of that Act:

        (1) During the past three years, Treasure Mountain Holdings issued a total of 2,444,570 shares of its common stock (the equivalent of 244,457 shares of Vyteris Holdings common stock) to Lane Clissold and

George Norman, both of whom were directors of Treasure Mountain Holdings at the time. These shares were issued to reimburse Messrs. Clissold and Norman for cash payments which were made to Treasure Mountain Capital to sustain Treasure Mountain Holdings during periods when Treasure Mountain Holdings essentially had no other sources of capital. The shares were issued in the following years for the following purposes:

Year Ended         Number of Shares      Purpose
----------         ----------------      -------
December 31,
------------

2002                    284,570          Repayment of amounts loaned by Messrs.
                                         Clissold and Norman

2002                    640,000          Repayment of expenses paid by Messrs.
                                         Clissold and Norman

2002                    320,000          Repayment of expenses paid by Messrs.
                                         Clissold and Norman

2003                  1,200,000          Repayment of expenses paid by Messrs.
                                         Clissold and Norman

2004                    10,000           Reimbursement for services rendered by
                                         Messrs. Clissold and Norman

The stock certificates representing all such shares bore restrictive legends.

        (2) On September 29, 2004, a wholly-owned subsidiary of Treasure Mountain Holdings merged with and into Vyteris, Inc. (the "Merger") pursuant to a Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, as amended, by and among Treasure Mountain Holdings, its wholly-owned subsidiary and Vyteris, Inc. (the "Merger Agreement"). Pursuant to the terms of the Merger
Agreement: (i) each outsanding share of Vyteris' Common Stock was automatically converted into the right to receive 4.19 shares of Treasure Mountain Holdings Common Stock, each outstanding share of Vyteris' Series C Convertible Preferred Stock, was automatically converted into the right to receive one share of Treasure Mountain's Series B Convertible Preferred Stock, par value $.0001 per share, and each option and warrant to purchase one or more shares of Vyteris Common Stock (an "Existing Option" or an "Existing Warrant") has been converted into an option or warrant to purchase one or more shares of Treasure Mountain Common Stock (a "New Option" or a "New Warrant"). The number of shares of Treasure Mountain Common Stock covered by each New Option or New Warrant will equal the number of shares of Vyteris Common Stock covered by the corresponding Existing Option or Existing Warrant multiplied by 4.19. The exercise price of each New Option or New Warrant will equal the exercise price of the corresponding Existing Option or Existing Warrant divided by 4.19.

        Pursuant to the Merger Agreement, Treasure Mountain Holdings issued 45,087,883 shares of its common stock, issued rights certificates ("Common Rights Certificates") entitling holders to receive an additional 144,454,297 shares of Treasure Mountain common stock and issued rights certificates ("Series B Rights Certificates") entitling holders to receive 7,500,000 shares of Series B Preferred Stock. Upon consummation of the reincorporation merger pursuant to which Treasure Mountain Holdings will merge into Vyteris Holdings, such 45,087,883 shares will convert into 4,508,788 shares of Vyteris Holdings Common Stock and Vyteris Holdings will issue 14,445,429 shares of common stock to the holders of the Common Rights Certificates and Vyteris Holdings will issue 7,500,000 shares of Series B Preferred Stock to the holders of the Series B Rights Certificates.

        The shares and rights certificates issued in the Merger were issued in a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act.. Treasure Mountain's reliance upon the exemption from registration afforded by
Section 4(2) of the Act is premised on the following (covering all stockholders of Vyteris immediately prior to the consummation of the Merger):

        o In connection with Vyteris' approval of the Merger Agreement, a special meeting of Vyteris' stockholders was held. At that time, there were a total of 18 stockholders of record, consisting solely of five accredited investors and 13 employees and former employees (excluding employees who are accredited investors). Such accredited investors owned approximately 99% of the Vyteris Common Stock outstanding at the time of the special meeting and all of the Vyteris preferred stock outstanding at the time of the special meeting. Each of such former stockholders has been advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. At least twenty days prior to such special meeting, Vyteris delivered to all of its stockholders of record a notice of meeting and information statement containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Subsequent to the special meeting, seven current and former employees exercised stock options covering a total of 15,908 shares of Vyteris common stock. Each of such employees has been advised that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 8,497,500 hares of Vyteris Common Stock to the former holders of Bridge Notes issued during 2004. Each of such holders is an accredited investor. Each of such holders was advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Such holders also received memoranda containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 10,040,076 shares of Vyteris Common Stock and warrants covering an additional 5,020038 shares of Vyteris Common Stock to investors and placement agents in a private placement of securities (the "Offering") that was consummated immediately prior to the consummation of the Merger. Each of the investors in the Offering and each of the placement agents is an accredited investor. Each of the investors and placement agents executed an agreement in which they acknowledged, among other things, that (i) the securities issuable pursuant to the Offering would not, upon consummation of the Offering, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of capital stock issuable pursuant to the Offering would bear a legend referring to such transfer restrictions and
(iii), in the case of the investors, the transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of capital stock issuable pursuant to the Offering. In connection with providing such agreements, the investors and placement agents received a memorandum containing detailed information regarding Vyteris, Treasure Mountain, the Offering and the Merger.

        o Vyteris entered into agreements relating to a working capital credit facility immediately prior to the consummation of the Merger. In connection with that facility, Vyteris issued a total of 1,000,000 shares of Vyteris Common Stock to Spencer Trask Specialty Group, an accredited investor which was aware of all material aspects of the Offering and the Merger. Spencer Trask Specialty Group was advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Spencer Trask Specialty Group received memoranda containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Similarly, prior to the consummation of the Merger, the holder of the outstanding Vyteris Series A Convertible Preferred Stock exchanged those shares for Vyteris Common Stock and warrants. That holder, an accredited investor, executed an exchange agreement in which it acknowledged that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Such holder had received a copy of the proxy statement relating to the special meeting containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o All communications with Vyteris stockholders regarding the above-mentioned matters were effected without any general solicitation or public advertising

ITEM 27.  EXHIBITS

        2.1 Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, Inc.("Treasure Mountain Holdings"), TMH Acquisition Corp. and Vyteris, Inc. ("Vyteris")***

        2.2 Amendment No. 1, dated as of September 29, 2004, to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, TMH Acquisition Corp. and Vyteris.***

        2.3 Plan of merger merging Treasure Mountain Holdings into Vyteris Holdings, Inc. ("Vyteris Holdings")***

        3.1 Articles of Incorporation, as amended, of Treasure Mountain Holdings***

        3.2     By-laws, as amended, of Treasure Mountain Holdings***

        3.3     Certificate of Incorporation of Vyteris Holdings***

        3.4     By-laws, as amended, of Vyteris Holdings***

        5.1     Opinion of Lowenstein Sandler PC**

        5.2     Opinion of Nevada counsel**

        10.1    Employment Agreement between Vyteris, Inc. and Vincent De
                Caprio***

        10.2    Employment Agreement between Vyteris, Inc. and James Garrison***

        10.3    Vyteris Holdings Stock Option Plan***

        10.4 Sublease Agreement between Vyteris, Inc. and Becton Dickinson, dated November 10, 2000***

        10.5 License, Development and Distribution Agreement, dated as of September 20, 2002*(Y)

        10.6    License and Development Agreement, dated as of September 27,
                2004*(Y)

        10.7    Supply Agreement, dated as of September 27, 2004*(Y)

        10.8    Registration Rights Agreement, dated as of September 29, 2004***

        10.9 Securities Purchase Agreement, dated as of September 28, 2004, between Vyteris, Inc. and Spencer Trask Specialty Group, LLC***

        10.10   Security Agreement, dated as of September 28, 2004***

        10.11 Finder's Agreement, dated as of March 31, 2004, between Vyteris, Inc. and Spencer Trask Ventures, Inc.***

        10.12 Right of First Refusal Agreement, dated as of March 31, 2004, between Vyteris, Inc. and Spencer Trask Ventures, Inc.***

        10.13 Placement Agency Agreement, dated as of March 19, 2004, between Vyteris, Inc. and Spencer Trask Ventures, Inc.***

        10.14 Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC***

        10.15 Amendment No. 1, dated July 8, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC***

        10.16 Amendment No. 2, dated September 13, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC***

        21.1    Subsidiaries of Treasure Mountain***

        23.1    Consent of Ernst & Young LLP***

        23.2    Consent of Madsen & Associates, CPA's Inc.***

        23.3    Consent of Lowenstein Sandler PC (to be included in Exhibit 5.1)

        23.4    Consent of Nevada counsel (to be included in Exhibit 5.2)

        24.1    Power of Attorney of Treasure Mountain Holdings***

        24.2    Power of Attorney of Vyteris Holdings***


*       Filed herewith
**      To be filed by amendment
*** Previously filed as an exhibit to the Registration Statement on Form SB-2 (333-120411) filed November 12, 2004
(Y) Portions of this document have been omitted and filed separately with the SEC pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

ITEM 28.  UNDERTAKINGS

(a) Each of the undersigned small business issuers hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any additional or changed material information on the plan of distribution;

        (2) That, for determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuers pursuant to the foregoing provisions, or otherwise, the small business issuers have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuers of expenses incurred or paid by a director, officer or controlling person of the small business issuers in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the small business issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fair Lawn, State of New Jersey, on this 30th day of November, 2004.

                        TREASURE MOUNTAIN HOLDINGS, INC.


                        By: /s/ Michael McGuinness
                            ----------------------
                        Michael McGuinness, Chief Financial Officer


        In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of November, 2004.

Name                                Capacity
----                                --------

/s/ Vincent De Caprio               President and Chief Executive Officer
---------------------
Vincent De Caprio


/s/ Paul Citron*                    Director
---------------
Paul Citron


/s/ Donald F. Farley*               Director
---------------------
Donald F. Farley


/s/ David Digiacinto*               Director
--------------------
David DiGiacinto


--------------------                Director
Jack Reich


/s/ Solomon Steiner*                Director
-------------------
Solomon Steiner


/s/ Michael McGuinness              Principal Accounting and Financial Officer
----------------------
Michael McGuinness


*By: /s/ Michael McGuinness
         ------------------
         Attorney-in-fact

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fair Lawn, State of New Jersey, on this 30th day of November, 2004.

                        VYTERIS HOLDINGS, INC.


                        By: /s/ Michael McGuinness
                            ----------------------
                        Michael McGuinness, Chief Financial Officer


        In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of November, 2004.


Name                                Capacity
----                                --------

/s/ Vincent De Caprio               President and Chief Executive Officer
---------------------
Vincent De Caprio


/s/ Paul Citron*                    Director
---------------
Paul Citron


/s/ Donald F. Farley*               Director
---------------------
Donald F. Farley


/s/ David Digiacinto*               Director
--------------------
David DiGiacinto


--------------------                Director
Jack Reich


/s/ Solomon Steiner*                Director
-------------------
Solomon Steiner


/s/ Michael McGuinness              Principal Accounting and Financial Officer
----------------------
Michael McGuinness


*By: /s/ Michael McGuinness
         ------------------
         Attorney-in-fact